Exhibit 5.1

April 3, 2015

PartnerRe Ltd.
90 Pitts Bay Road
Pembroke HM 08
Bermuda

Registration Statement on Form S-3

Dear Sirs,

I am Counsel for PartnerRe Ltd., an exempted company with limited liability incorporated under the laws of Bermuda (“PartnerRe”), in connection with the filing by PartnerRe, together with PartnerRe Finance II Inc., PartnerRe Finance A LLC, PartnerRe Finance B LLC and PartnerRe Finance C LLC (collectively, the “Finance Subsidiaries”) and PartnerRe Capital Trust II and PartnerRe Capital Trust III (together, the “Capital Trusts”) with the United States Securities and Exchange Commission of a registration statement on Form S-3 (the “Registration Statement”), with respect to, among other things, (i) common shares of PartnerRe (the “Common Shares”), (ii) preferred shares of PartnerRe (the “Preferred Shares”), (iii) debt securities of PartnerRe (the “Company Debt Securities”), (iv) depositary shares representing fractional interests in Common Shares or Preferred Shares (the “Depositary Shares”), (v) warrants to purchase Common Shares, Preferred Shares or the Company Debt Securities (the “Warrants”), (vi) share purchase contracts obligating the holders to purchase from PartnerRe a specified number of Common Shares (“Share Purchase Contracts”), which may be issued separately or as part of the share purchase units, and if issued as a part of share purchase units, such Share Purchase Contracts may be combined with a beneficial interest in the Company Debt Securities, any debt securities issued by Finance Subsidiaries (the “Finance Subsidiary Debt Securities” and, together with the Company Debt Securities, the “Debt Securities”), Preferred Shares, any Capital Trust’s preferred securities (the “Trust Preferred Securities”) or debt obligations of third parties securing the holder’s obligations to purchase Common Shares under the Share Purchase Contracts (“Share Purchase Units”), (vii) guarantees by PartnerRe in respect of Finance Subsidiary Debt Securities and Trust Preferred Securities (the “Guarantees”) and/or (viii) units of PartnerRe, consisting of one or more Common Shares, Preferred Shares, Debt Securities, Depositary Shares, Warrants, Trust Preferred Securities, Share Purchase Contracts, Share Purchase Units or Guarantees or any combination of these securities (the “Units”), and in each case, as may be issued from time to time pursuant to Rule 415 under the United States Securities Act of 1933, as amended (the “Securities Act”). The Common Shares, the Preferred Shares, the Company Debt Securities, the Depositary Shares, the Warrants, the Share Purchase Contracts, the Share Purchase Units, the Guarantees and the Units are collectively referred herein as the “Securities.” For the purposes of this opinion I have examined and relied upon the documents listed, and in some cases defined, in the Schedule to this opinion (the “Documents”).

Unless otherwise defined herein or in the Schedule to this opinion, terms defined in the Registration Statement and the prospectus contained therein (the “Prospectus”) have the same meanings when used in this opinion.

In stating my opinion I have reviewed such documents and have relied upon originals or certified copies of such documents as I have deemed relevant and necessary as a basis for such opinion, and I have not attempted independently to verify or establish the factual matters set forth in such documents.

Opinion

Based upon and subject to the foregoing and subject to the reservations set out below and to any matters not disclosed to me, I am of the opinion that:

(1) PartnerRe is an exempted company incorporated with limited liability, validly organized and existing and in good standing under the laws of Bermuda.

(2) When duly issued pursuant to and in accordance with the terms of any duly adopted resolutions of the Board of Directors of PartnerRe which have authorised their issuance in accordance with the terms and conditions referred to or summarised in the Prospectus and the Registration Statement, and paid for in accordance with the applicable underwriting or other agreement, the Common Shares and the Preferred Shares will be validly issued, fully paid and non-assessable shares in the capital of PartnerRe.

(3) When resolutions of the Board of Directors of PartnerRe have been duly adopted to approve the creation of and issue of the Company Debt Securities, the Depositary Shares, the Warrants, the Share Purchase Contracts, the Share Purchase Units, the Guarantees or the Units, in accordance with the respective terms and conditions of the applicable indenture, deposit agreement, warrant agreement, share purchase contract agreement, guarantee agreement or unit agreement as more particularly referred to or summarised in the Prospectus and the Registration Statement, and to authorize the execution and delivery thereof, all necessary action required to be taken by PartnerRe pursuant to Bermuda law will have been taken by or on behalf of PartnerRe for the issue by PartnerRe of the Company Debt Securities, the Depositary Shares, the Warrants, the Share Purchase Contracts, the Share Purchase Units, the Guarantees or the Units, as the case may be.

(4) There are no taxes, duties or other charges payable to or chargeable by the Government of Bermuda, or any authority or agency thereof, in respect of the issue of the Securities.

Reservations

I have the following reservations:

(a) I express no opinion as to any law other than Bermuda law and none of the opinions expressed herein relates to compliance with or matters governed by the laws of any jurisdiction except Bermuda. This opinion is limited to Bermuda law as applied by the courts of Bermuda at the date hereof.

(b) In paragraph (1) above, the term “good standing” means that PartnerRe has not failed to make any filing with any Bermuda government authority or to pay any Bermuda government fees or tax which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of Bermuda.

(c) Any reference in this opinion to shares being “non-assessable” shall mean, in relation to fully paid shares of PartnerRe and subject to any contrary provision in any agreement in writing between PartnerRe and the holder of such shares, that no shareholder shall be bound by an alteration to the Memorandum of Association or Bye-Laws of PartnerRe after the date on which he became a shareholder, if and so far as the alteration requires him to take or subscribe for additional shares, or in any way increases his liability to contribute the share capital of, or otherwise to pay money to, PartnerRe or its creditors.

Disclosure

This opinion is addressed to you in connection with the filing by PartnerRe, the Finance Subsidiaries and the Capital Trusts of the Registration Statement with the United States Securities and Exchange Commission. I consent to the inclusion of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to me under the caption “Legal Opinions” in the Prospectus as part of the Registration Statement, without admitting that I am an expert within the meaning of the Securities Act. In addition, Davis Polk & Wardwell LLP may rely upon the opinions in paragraphs (1), (3) and (4) as if they were addressed to them for the purpose of rendering their opinion in connection with the Registration Statement.

This opinion speaks as of its date and is strictly limited to the matters stated herein and I assume no obligation to review or update this opinion if applicable law or the existing facts or circumstances should change. This opinion is governed by and is to be construed in accordance with the laws of Bermuda. It is given on the basis that it will not give rise to any legal proceedings with respect thereto in any jurisdiction other than Bermuda.

Yours faithfully

/s/ Marc Wetherhill
Marc Wetherhill

SCHEDULE

1. A copy of the Registration Statement dated  3 April 2015.

2. Copies of the Trust Agreements of PartnerRe Capital Trust II and PartnerRe Capital Trust III, each dated 11 December 2001, incorporated by reference as Exhibits 4.17 and 4.18 respectively to the Registration Statement.

3. Copies of the Amended and Restated Trust Agreements No. 1 of PartnerRe Capital Trust II and PartnerRe Capital Trust III, each dated 27 March 2009, incorporated by reference as Exhibits 4.21 and 4.22 respectively to the Registration Statement.

4. Copies of the forms of Amended and Restated Trust Agreement of PartnerRe Capital Trust II and PartnerRe Capital Trust III, incorporated by reference as Exhibits 4.23 and 4.24 respectively to the Registration Statement.

5. Copies of the Certificates of Trust of PartnerRe Capital Trust II and PartnerRe Capital Trust III, each dated 11 December, 2001, incorporated by reference as Exhibits 4.15 and 4.16 respectively to the Registration Statement.

6. Copies of the Certificates of Amendment to Certificates of Trust of PartnerRe Capital Trust II and PartnerRe Capital Trust III, each dated 27 March 2009, incorporated by reference as Exhibits 4.19 and 4.20 respectively to the Registration Statement.

7. A copy of the form of Senior Indenture between PartnerRe, as issuer, and The Bank of New York Mellon, as trustee, incorporated by reference as Exhibit 4.30 to the Registration Statement.

8. A copy of the form of Subordinated Indenture between PartnerRe, as issuer, and The Bank of New York Mellon, as trustee, incorporated by reference as Exhibit 4.31 to the Registration Statement.

9. Copies of the forms of Senior Indenture between each of PartnerRe Finance II Inc. and PartnerRe Finance C LLC, as issuer, PartnerRe as guarantor, and The Bank of New York Mellon, as trustee, incorporated by reference as Exhibits 4.32 and 4.41 respectively to the Registration Statement.

10. Copies of the forms of Subordinated Indenture between each of PartnerRe Finance II Inc., PartnerRe Finance A LLC, PartnerRe Finance B LLC and PartnerRe Finance C LLC, as issuer, PartnerRe as guarantor, and The Bank of New York Mellon, as trustee, incorporated by reference as Exhibits 4.33, 4.36, 4.39 and 4.42 respectively to the Registration Statement.

11. Copies of the forms of Junior Subordinated Indenture between each of PartnerRe Finance II Inc., PartnerRe Finance A LLC, PartnerRe Finance B LLC and PartnerRe Finance C LLC, as issuer, PartnerRe as guarantor, and The Bank of New York Mellon, as trustee, incorporated by reference as Exhibits 4.34, 4.37, 4.40 and 4.43 respectively to the Registration Statement.

12. A copy of the executed Senior Indenture, dated May 27, 2008, between PartnerRe Finance A LLC, as issuer, PartnerRe as guarantor, and The Bank of New York, as trustee, incorporated by reference as Exhibit 4.35 to the Registration Statement.

13. A copy of the executed Senior Indenture, dated March 15, 2010, between PartnerRe Finance B LLC, as issuer, PartnerRe as guarantor, and The Bank of New York, as trustee, incorporated by reference as Exhibit 4.38 to the Registration Statement.

The indentures referred to in 7 through 13 above are collectively defined as the “Indentures,” and each individually as an “Indenture.”

14. The Certificate of Incorporation, Amended Memorandum of Association and Amended and Restated Bye-Laws of PartnerRe.

15. Specimen Common Share Certificate of PartnerRe incorporated by reference as Exhibit 4.3 to the Registration Statement.

16. Certificate of Designation, Preferences and Rights of 6.50% Series D Cumulative Redeemable Preferred Shares of PartnerRe incorporated by reference as Exhibit 4.4 to the Registration Statement.

17. Specimen Share Certificate for the 6.50% Series D Cumulative Preferred Shares of PartnerRe incorporated by reference as Exhibit 4.5 to the Registration Statement.

18. Certificate of Designation, Preferences and Rights of 7.25% Series E Cumulative Redeemable Preferred Shares of PartnerRe incorporated by reference as Exhibit 4.6 to the Registration Statement.

19. Specimen Share Certificate for the 7.25% Series E Cumulative Preferred Shares of PartnerRe incorporated by reference as Exhibit 4.7 to the Registration Statement.

20. Certificate of Designation, Preferences and Rights of 5.875% Series F Non-Cumulative Redeemable Preferred Shares of PartnerRe incorporated by reference as Exhibit 4.8 to the Registration Statement.

21. Specimen Share Certificate for the 5.875% Series F Non-Cumulative Preferred Shares of PartnerRe incorporated by reference as Exhibit 4.9 to the Registration Statement.

22. A copy of the permission dated 28 October 1996 given by the Bermuda Monetary Authority under the Exchange Control Act (1972) and related regulations for the issue of PartnerRe’s common shares.

23. A copy of the permission dated 28 April 2003 given by the Bermuda Monetary Authority under the Exchange Control Act (1972) and related regulations for the issue of PartnerRe’s 6.75% Series C cumulative preferred shares.

24. A copy of the permissions dated 4 November 2004 given by the Bermuda Monetary Authority under the Exchange Control Act (1972) and related regulations for the issue of PartnerRe’s 6.50% Series D cumulative preferred shares.

25. A copy of the general permission letter for PartnerRe to issue equity securities from the Bermuda Monetary Authority dated 17 May 2005.

26. A copy of the form of Preferred Securities Guarantee Agreement with respect to the preferred securities to be issued by Capital Trust II, incorporated by reference as Exhibit 4.44 to the Registration Statement.

27. A copy of the form of Preferred Securities Guarantee Agreement with respect to the preferred securities to be issued by Capital Trust III, incorporated by reference as Exhibit 4.45 to the Registration Statement.

28. Copies of the forms of Senior Debt Securities Guarantee Agreement with respect to the senior debt securities to be issued by each of PartnerRe Finance II Inc. and PartnerRe Finance C LLC incorporated by reference as Exhibits 4.46 and 4.55 respectively to the Registration Statement.

29. Copies of the forms of Subordinated Debt Securities Guarantee Agreement with respect to the subordinated debt securities to be issued by each of PartnerRe Finance II Inc., PartnerRe Finance A LLC, PartnerRe Finance B LLC and PartnerRe Finance C LLC incorporated by reference as Exhibits 4.47, 4.50, 4.53 and 4.56 respectively to the Registration Statement.

30. Copies of the forms of Junior Subordinated Debt Securities Guarantee Agreement with respect to the junior subordinated debt securities to be issued by each of PartnerRe Finance II Inc., PartnerRe Finance A LLC, PartnerRe Finance B LLC and PartnerRe Finance C LLC incorporated by reference as Exhibits 4.48, 4.51, 4.54 and 4.57 respectively to the Registration Statement.

31. A copy of the executed Senior Debt Securities Guarantee Agreement, dated May 27, 2008, with respect to senior debt securities to be issued by PartnerRe Finance A LLC incorporated by reference as Exhibit 4.49 to the Registration Statement.

32. A copy of the executed Senior Debt Securities Guarantee Agreement, dated March 15, 2010, with respect to senior debt securities to be issued by PartnerRe Finance B LLC incorporated by reference as Exhibit 4.52 to the Registration Statement.

The guarantee agreements referred to in 26 through 32 above are collectively defined as the “Guarantee Agreements,” and each individually as a “Guarantee Agreement.”